UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2008
Centerplate, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31904	13-3870167

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2187 Atlantic Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 975-5900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On April 1, 2008, we entered into an amendment to our credit agreement with General Electric Capital Corporation. Among other things, the amendment adjusts the senior leverage ratio, total leverage ratio and interest coverage ratio requirements for February and March 2008 to levels that will permit us to pay dividends and interest on our subordinated notes in April and May 2008. In addition, the amendment allows us to invest in a potential new service contract and increases the amount of capital expenditures we can make in fiscal 2008. The amendment also adjusts the interest rate on the term loan portion of the credit facility to 1.75% over a defined prime rate, or 3.75% over a Eurodollar rate.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

10.1
Form of Consent and Fifth Amendment to Credit Agreement, made and entered into as of April 1, 2008, by and among Volume Services America, Inc., Volume Services, Inc., Service America Corporation, Centerplate, Inc., the Lenders signatory thereto, and General Electric Capital Corporation, as a Lender and as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2008

Centerplate, Inc.
By:	/s/Kevin F. McNamara
Name:	Kevin F. McNamara
Title:	Executive Vice President and CFO